Exhibit 99.1

Conference Call:	Today, November 3, 2004 at 5:30 p.m. EST
Dial-in number:	888/753-6310
Webcast:	www.companyboardroom.com

Replay information provided below.

CONTACT:
William J. Clifford	Dale Black	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	Chief Financial Officer	Jaffoni & Collins Incorporated
Penn National Gaming, Inc.	Argosy Gaming Company	212/835-8500
610/373-2400	618/474-7500	penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING TO ACQUIRE ARGOSY GAMING COMPANY
CREATING NATION’S THIRD LARGEST CASINO OPERATOR

ARGOSY SHAREHOLDERS TO RECEIVE $47.00 PER SHARE IN CASH

TRANSACTION VALUED AT $2.2 BILLION

Wyomissing, Penn. and Alton, Ill. (November 3, 2004) -- Penn National Gaming, Inc. (Nasdaq: PENN) and Argosy Gaming Company (NYSE: AGY) announced today that their boards of directors have unanimously approved a definitive merger agreement under which Penn National will acquire all of the outstanding shares of Argosy Gaming for $47.00. The all-cash price of $47.00 per share represents an approximate 16% premium over the closing share price of Argosy Gaming on November 2, and an approximate 30% premium over the average closing share price of Argosy Gaming over the past ninety days. The transaction is valued at approximately $2.2 billion, including approximately $805 million of long-term debt of Argosy Gaming and its subsidiaries. Upon closing, the transaction is expected to be immediately accretive to Penn National’s earnings per share.

The combined company will be the third largest operator of gaming properties in the U.S. with annual revenue in excess of $2 billion, over 20,000 slot machines, and approximately 700,000 square feet of casino space. Upon completion of the transaction, and reflecting previously announced divestitures, acquisitions and projects under development, Penn National will own thirteen gaming facilities; four pari-mutuel horse racing facilities and seven off-track wagering sites; a 50% interest in a fifth pari-mutuel horse racing facility; and hold a management contract for a casino in Canada.

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Penn National Gaming to Acquire Argosy Gaming, 11/3/04	page 2

For the twelve months ended September 30, 2004, Argosy Gaming generated net revenues of approximately $1 billion and EBITDA (earnings before interest, taxes, depreciation and amortization) of approximately $260 million. The value of the transaction represents a multiple of approximately 8.5 times Argosy’s EBITDA for the twelve month period ended September 30, 2004.

Commenting on the transaction, Peter M. Carlino, Chairman and Chief Executive Officer of Penn National, said, “This is an extraordinarily powerful combination that creates the nation's third largest operator of gaming properties with a presence in nearly every major regional gaming market. This transaction will enable us to further broaden our revenue base and diversify our cash flow by jurisdiction and by property. Argosy’s properties are quite similar to our own and our operating strategies are also consistent. Both companies have excellent, long-term records of growth, both are multi-jurisdictional operators of high-quality regional gaming properties with a strong emphasis on slots, and both entities have proven their ability to identify growth and expansion opportunities which create exciting entertainment destinations and value for shareholders.

“The acquisition of these well-established properties represents another significant growth and expansion opportunity for Penn National and is attractive both strategically and financially. The acquisition, which essentially doubles our revenue and EBITDA, is expected to be immediately accretive to our operating results upon closing, builds critical mass for our gaming operations and provides in-market opportunities in several regions while further diversifying our geographic reach to three new markets. The combined entity will benefit from a broader, deeper base of properties and management and will generate significant free cash flow available for debt reduction and further investment in our portfolio of properties.

“Argosy shares a common vision for growth with Penn National as both organizations have several visible near-term growth and development projects. Argosy’s recently-announced acquisition of Raceway Park in Ohio and new expansions in Sioux City, Riverside and Lawrenceburg, like our own expansion and development projects underway or about to be commenced at Penn National Race Course, Bangor Historic Track and Charles Town Races, are all exciting investments that we expect will deliver superior results. As with past acquisitions, we intend to blend the successful operating and management disciplines of both companies to generate improved financial performance over prior year periods. Additionally, Penn National expects to achieve approximately $20 million in corporate cost savings within the first year of closing the transaction.”

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Penn National Gaming to Acquire Argosy Gaming, 11/3/04	page 3

“This is the right transaction for Argosy Gaming and its shareholders and we are delighted to be joining Penn National,” said Richard J. Glasier, President and Chief Executive Officer of Argosy Gaming Company. “We believe this transaction delivers premium value to our shareholders and will create increased opportunities for our employees. We are confident that our properties will continue to generate impressive operating results as part of the Penn National platform. We are committed to completing the transaction as expeditiously as possible and ensuring a seamless transition.”

Conditions

The transaction is subject to approval by the Argosy Gaming stockholders and by each company’s respective state regulatory bodies, and to certain other necessary regulatory approvals and other customary closing conditions contained in the merger agreement. The transaction is not conditioned on financing and is expected to close in the second half of 2005.

The Company has received a $2.9 billion senior secured underwritten commitment from Deutsche Bank, an affiliate of Goldman, Sachs & Co. and Lehman Brothers to finance the transaction.

Goldman, Sachs & Co., Bear, Stearns & Co. Inc. and Lehman Brothers acted as financial advisor and Skadden Arps Slate Meagher & Flom LLP acted as legal advisor to Penn National Gaming. Morgan Stanley acted as financial advisor and Davis Polk & Wardwell acted as legal advisor to Argosy Gaming Company.

Penn National and Argosy Gaming will be hosting a conference call and simultaneous webcast which will include a corporate presentation at 5:30 p.m. EST today, both of which are open to the general public. The conference call number is 888/753-6310; please call five minutes in advance to ensure that you are connected prior to the presentation. Questions and answers will be reserved for call-in analysts and investors. Interested parties may also access the live call on the Internet at www.companyboardroom.com or at www.pngaming.com or www.argosycasinos.com; allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the call can be accessed until November 12, by dialing 800/633-8284 or 402/977-9140 (international callers). The access code for the replay is 21213058. A replay of the call can also be accessed for thirty days on the Internet via www.companyboardroom.com.

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Penn National Gaming to Acquire Argosy Gaming, 11/3/04	page 4

Additionally, Penn National and Argosy Gaming will participate in an audio webcast in conjunction with their presentation at the Deutsche Bank Hospitality & Gaming Conference on Thursday, November 4, 2004 at 7:30 a.m. EST. Interested parties may access the presentation on the Internet at www.pngaming.com or www.argosycasinos.com.

About Penn National Gaming

Penn National Gaming owns and operates: Hollywood Casino in Aurora, Illinois; Charles Town Races & Slots™ in Charles Town, West Virginia; the Casino Rouge in Baton Rouge, Louisiana; the Bullwhackers casino properties in Black Hawk, Colorado, and three Mississippi casinos: Hollywood Casino in Tunica, Casino Magic in Bay St. Louis and the Boomtown Biloxi casino in Biloxi. Penn National also owns and operates Penn National Race Course in Grantville, Pennsylvania and its six affiliated off-track wagering facilities; the racetrack at Bangor Raceway in Bangor, Maine; a 50% interest in the Pennwood Racing Inc. joint venture, which owns and operates Freehold Raceway in New Jersey; and the Company operates Casino Rama, a gaming facility located approximately 90 miles north of Toronto, Canada, pursuant to a management contract. As previously announced, Penn National is currently in the process of effecting dispositions of the Hollywood Casino in Shreveport, Louisiana and The Downs at Pocono in Wilkes-Barre, Pennsylvania and its five off-track wagering facilities.

About Argosy Gaming Company

Argosy Gaming Company is a leading owner and operator of casinos and related entertainment and hotel facilities in the midwestern and southern United States. Argosy owns and operates the Alton Belle Casino in Alton, Illinois, serving the St. Louis metropolitan market; the Argosy Casino-Riverside in Missouri, serving the greater Kansas City metropolitan market; the Argosy Casino-Baton Rouge in Louisiana; the Argosy Casino-Sioux City in Iowa; the Argosy Casino-Lawrenceburg in Indiana, serving the Cincinnati and Dayton metropolitan markets; and the Empress Casino Joliet in Illinois serving the greater Chicagoland market.

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Penn National Gaming to Acquire Argosy Gaming, 11/3/04	page 5

Forward Looking Language

In addition to historical facts or statements of current condition, this press release contains forward-looking statements made by Penn National or Argosy Gaming (collectively, the “Companies”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of these statements include without limitation those regarding the accretive nature of the merger, synergies arising from the merger, future capital expenditures and prospects for future growth. These statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and the actual results to differ materially. The Companies describe certain of these risks and uncertainties in their filings with the Securities and Exchange Commission, including their Annual Reports on Form 10-K for the year ended December 31, 2003. Some of these risks include without limitation those relating to the ability of the Penn National to integrate and manage facilities it acquires, risks relating to the development and expansion of properties, risks of increased competition, risks relating to the economy and interest rates, risks relating to possible increases in our effective rate of taxation, risks associated with failure by Penn National to obtain acquisition financing, and risks relating to the fact that both entities are heavily regulated by gaming authorities. In addition, consummation of Penn National’s acquisition of Argosy Gaming is subject to several conditions including the approval of various governmental entities, including certain gaming regulatory authorities to which the Companies are subject. Furthermore, the Companies do not intend to update publicly any forward-looking statements except as required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

In connection with the proposed merger, Argosy will file a proxy statement and other relevant documents with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY ARGOSY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM ARGOSY BY DIRECTING A REQUEST TO: Argosy Gaming Company, Attn: Investor Relations Department, 219 Piasa Street, Alton, IL 62002, telephone (618) 474-7500.

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